UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 6, 2010 (May 3, 2010)

TechTarget, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-33472	04-3483216
(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street Newton, Massachusetts	02466
(Address of Principal Executive Offices)	(Zip Code)

(617) 431-9200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2010, the Board of Directors of TechTarget, Inc. (the “Company”) elected Jeffrey Wakely Chief Financial Officer of the Company, effective as of Mr. Wakely’s assumption of his responsibilities and commencement of his employment in June 2010. Mr. Wakely, 45, joins the Company as Chief Financial Officer and Treasurer after 4.5 years at NetScout Systems, Inc., a provider of network and application performance management solutions, where he has served as Vice President, Finance & Chief Accounting Officer. Prior to joining NetScout, Mr. Wakely worked for SiteScape, Inc. provider of collaboration software solutions from 2002 -2005 where he last served as Chief Financial Officer.

In addition, the Company and Mr. Wakely entered into an employment agreement dated May 3, 2010 (the “Agreement”). The Agreement has an initial term of one year, continues until terminated and is similar to employment agreements the Company has with its other executive officers. Under the Agreement, the Company will pay Mr. Wakely an annual base salary of $250,000 and he will be eligible to participate in the Company’s annual incentive program, with a 2010 target bonus amount of $50,000 (annualized).  For all subsequent years, Mr. Wakely’s annual target bonus amount shall be established by the Board of Directors or the Compensation Committee of the Board of Directors (the “Compensation Committee”).  The Agreement includes severance and change of control provisions. In the event Mr. Wakely’s employment is terminated by the Company without “cause” or he voluntarily terminates his employment for “good reason”, or in the event of a change in control, as those terms are defined in the Agreement, Mr. Wakely would be entitled to receive his salary at the rate then in effect and his health benefits for a period of nine months and acceleration of certain equity grants, as well as certain other benefits as set forth in the Agreement.

The above summary of Mr. Wakely’s employment agreement is qualified in its entirety by the actual Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated into this Item 5.02 by reference.

In addition, the Board of Directors agreed with Eric D. Sockol, the Company’s current Chief Financial Officer, that his last day of employment with the Company will be May 31, 2010.   Mr. Sockol had previously announced his decision to leave his position of Chief Financial Officer of the Company on February 2, 2010 but had agreed to remain with the Company for an interim period to assist in the search for his successor.

Item 9.01.           Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits relating to Item 5.02 shall be deemed to be furnished, and not filed:

10.1	Employment Agreement dated May 3, 2010

99.1	A copy of the press release issued by TechTarget, Inc. on May 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date: May 6, 2010	By:	/s/ Eric D. Sockol
Eric D. Sockol
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement date May 3, 2010

99.1	Press Release dated May 6, 2010